INVESTMENT SUB-ADVISORY AGREEMENT

     AGREEMENT executed as of April 1, 2003, by and between Allied Investment Advisors, Inc., a Maryland corporation (the "Adviser"), AIB Investment Managers Limited, a corporation organized under the laws of the Republic of Ireland (the "Sub-Adviser"), and ARK Funds, a Massachusetts business trust (the "Trust").

     WHEREAS, the Trust is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"), and offers for public sale distinct series of shares of beneficial interest (each a "Portfolio"); and

     WHEREAS, the Adviser is the investment adviser for each of the Portfolios of the Trust; and

     WHEREAS, the Adviser desires to retain the Sub-Adviser as its agent to furnish investment advisory services for each Portfolio listed in Schedule A (each a "Fund" and collectively, the "Funds");

     NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

     1. APPOINTMENT. The Adviser hereby appoints the Sub-Adviser to provide certain sub-investment advisory services to the Funds for the period and on the terms set forth in this Agreement. The Sub-Adviser accepts such appointment and agrees to furnish the services herein set forth for the compensation herein provided.

     2. DELIVERY OF DOCUMENTS. The Adviser has furnished the Sub-Adviser with copies properly certified or authenticated of each of the following:

          (a) The Trust's Agreement and Declaration of Trust, as filed with the Secretary of State of the Commonwealth of Massachusetts on March 19, 1993, and all amendments and supplements thereto or restatements thereof (such Declaration, as presently in effect and as it shall from time to time be amended or restated, is herein called the "Declaration of Trust");

          (b) The Trust's By-Laws and all amendments thereto;

          (c) Resolutions of the Trust's Board of Trustees authorizing the appointment of the Sub-Adviser and approving this Agreement;

          (d) The Trust's Registration Statement on Form N-1A under the Securities Act of 1933, as amended (the "1933 Act"), (File No. 33-53690) and under the 1940 Act (File No. 811-7310), as filed with the Securities and Exchange Commission ("SEC") and all amendments thereto insofar as such Registration Statement and such amendments relate to the Funds; and

          (e) The Trust's most recent prospectus and statement of additional information for the Funds (such prospectus and statement of additional information, as presently in effect, and all amendments and supplements thereto, are herein collectively called the "Prospectus").

          The Adviser will furnish the Sub-Adviser from time to time with copies of all amendments of or supplements to the foregoing.

     3. MANAGEMENT. Subject to the supervision of the Trust's Board of Trustees and the Adviser, the Sub-Adviser will furnish an investment program in respect of, and make investment decisions for, all assets of the Funds and place all orders for the purchase and sale of securities, all on behalf of the


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Funds.  In the  performance  of its duties,  the  Sub-Adviser  will  satisfy its fiduciary duties to the Funds (as set forth in Section 8, below), and will monitor the investments of each of the Funds, and will comply with the provisions of the Trust's Declaration of Trust and By-Laws, as amended from time to time, and the stated investment objectives, policies and restrictions of the respective Funds. The Sub-Adviser and the Adviser will each make its officers and employees available to the other from time to time at reasonable times to review investment policies of the Funds and to consult with each other regarding the investment affairs of the Funds. The Sub-Adviser shall also make itself available to the Board of Trustees at such times as the Board of Trustees shall reasonably request.

          The Sub-Adviser represents and warrants that it is in compliance with all applicable rules and regulations of the SEC pertaining to its investment advisory activities and agrees that it:

          (a) will use the same skill and care in providing such services as it uses in providing services to fiduciary accounts for which it has investment responsibilities;

          (b) will conform with all applicable rules and regulations of the SEC pertaining to its investment advisory activities;

          (c) will place orders pursuant to its investment determinations for the Funds either directly with the issuer or with any broker or dealer. In placing orders with brokers or dealers, the Sub-Adviser will attempt to obtain the best combination of prompt execution of orders in an effective manner and at the most favorable price. Consistent with this obligation, when the execution and price offered by two or more brokers or dealers are comparable, the Sub-Adviser may, in its discretion, purchase and sell portfolio securities to and from brokers and dealers who provide the Sub-Adviser with research, analysis, advice and other services. In no instance will portfolio securities be purchased from or sold to any affiliated person of either the Trust, the Adviser, or the Sub-Adviser, except as may be permitted under the 1940 Act;

          (d) will report regularly to the Adviser and will make appropriate persons available for the purpose of reviewing at reasonable times with representatives of the Adviser and the Board of Trustees the management of each of the Funds, including, without limitation, review of the respective investment strategies of the Funds, the performance of the Funds in relation to standard industry indices, interest rate considerations and general conditions affecting the marketplace and will provide various other reports from time to time as reasonably requested by the Adviser;

          (e) will maintain books and records with respect to the Funds' securities transactions and will furnish the Adviser and the Trust's Board of Trustees such periodic and special reports as the Board of Trustees or the Adviser may request; and

          (f) will act upon instructions from the Adviser not inconsistent with the fiduciary duties hereunder.

     The Sub-Adviser shall have the right to execute and deliver, or cause its nominee to execute and deliver, all proxies and notices of meetings and other notices affecting or relating to the securities of each of the Funds.

     4. BOOKS AND RECORDS. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Sub-Adviser hereby agrees that all records which it maintains for the Funds, on behalf of the Trust, are the property of the Trust and further agrees to surrender promptly to the Trust any of such records upon the Trust's request. The Sub-Adviser further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-1 under the 1940 Act.

     5. EXPENSES. During the term of this Agreement, the Sub-Adviser will pay all expenses incurred by it in connection with its activities under this Agreement.


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     6.  COMPENSATION.  For  the  services  to be  provided  by the  Sub-Adviser pursuant to this Agreement, the Adviser will pay the Sub-Adviser, and the Sub-Adviser agrees to accept as full compensation therefor, a sub-advisory fee as set forth on Schedule A attached to this Agreement.

     7. SERVICES TO OTHERS. The Adviser understands, and has advised the Trust's Board of Trustees, that the Sub-Adviser now acts, and may in the future act, as an investment adviser to fiduciary and other managed accounts, and as investment adviser, sub-investment adviser, and/or administrator to the other investment companies. The Adviser has no objection to the Sub-Adviser's acting in such capacities, provided that whenever the Fund and one or more other investment companies advised by the Sub-Adviser have available funds for investment, investments suitable and appropriate for each will be allocated in accordance with a formula believed by the Sub-Adviser to be equitable to each company. The Adviser recognizes, and has advised the Trust's Board of Trustees, that in some cases this procedure may adversely affect the size of the position that a Fund may obtain in a particular security. In addition, the Adviser understands, and has advised the Trust's Board of Trustees, that the persons employed by the Sub-Adviser to assist in the Sub-Adviser's duties under this Agreement will not devote their full time to such service and nothing contained in this Agreement will be deemed to limit or restrict the right of the Sub-Adviser or any of its affiliates to engage in and devote time and attention to other businesses or to render services of whatever kind or nature so long as its services under this Agreement are not impaired thereby.

     8. LIMITATION OF LIABILITY OF SUB-ADVISER. The Sub-Adviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Funds or the Adviser in connection with the matters to which this Agreement relates including, without limitation, losses that may be sustained in connection with the purchase, holding, redemption, or sale of any security on behalf of the Funds, except a loss resulting from the willful misfeasance, bad faith or gross negligence of the Sub-Adviser in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement.

     9. DURATION AND TERMINATION. As to each Fund, this Agreement will become effective as of the date set forth on Schedule A provided that it has been approved by vote of a majority of the outstanding voting securities of the respective Fund in accordance with the requirements under the 1940 Act, and, unless sooner terminated as provided herein, will continue in effect for successive periods of 12 months, each ending on the day preceding the anniversary of the Agreement's effective date for such Fund in each year, PROVIDED that such continuation is specifically approved at least annually (a) by the vote of a majority of those members of the Trust's Board of Trustees who are not interested persons of the Trust, the Sub-Adviser, or the Adviser, cast in person at a meeting called for the purpose of voting on such approval, and
(b) by the vote of a majority of the Trust's Board of Trustees or, as to each Fund, by the vote of the holders of a majority of the outstanding voting securities of the Fund.

     Notwithstanding the foregoing, this Agreement may be terminated as to any or all Funds at any time, without the payment of any penalty, by the Adviser, by vote of the Board of Trustees of the Trust or by vote of a majority of the outstanding voting securities of a Fund on sixty (60) days' written notice to the Sub-Adviser and by the Sub-Adviser on sixty (60) days' written notice to the Adviser and the Trust. This Agreement will terminate automatically upon termination of the investment advisory agreement between the Trust and the Adviser. This Agreement will automatically and immediately terminate in the event of its assignment. (As used in this Agreement, the terms "majority of the outstanding voting securities," "interested person" and "assignment" have the same meanings of such terms in the 1940 Act). Termination of this Agreement with respect to any Fund shall in no way affect the continued validity of this Agreement or the performance thereunder with respect to any other Fund.

     10. AMENDMENT OF THIS AGREEMENT. No material provision of this Agreement may be changed, waived, discharged or terminated except by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

     11. MISCELLANEOUS. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or


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effect.  If any  provision of this  Agreement is held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement will not be affected thereby.

     The names "ARK Funds" and "Trustees of ARK Funds" refer respectively to the Trust created by, and the Trustees, as trustees but not individually or personally, acting from time to time under, the Declaration of Trust, to which reference is hereby made and a copy of which is on file at the office of the Secretary of State of the Commonwealth of Massachusetts and elsewhere as required by law, and to any and all amendments thereto so filed or hereafter filed. The obligations of "ARK Funds" entered in the name or on behalf thereof by any of the Trustees, representatives or agents are made not individually but only in such capacities and are not binding upon any of the Trustees, shareholders or representatives of the Trust personally, but bind only the assets of the Trust. Persons dealing with a Fund must look solely to the assets of the Trust belonging to the Fund for the enforcement of any claims against the Trust.

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.



                                ALLIED INVESTMENT ADVISORS, INC.


                                By:      /S/ J. ERIC LEO
                                   ---------------------------------------------
                                Name:    J. ERIC LEO
                                     -------------------------------------------
                                Title:   CHIEF INVESTMENT OFFICER
                                      ------------------------------------------



                                AIB INVESTMENT MANAGERS LIMITED


                                By:      /S/ NIALL MARKEY
                                   ---------------------------------------------
                                Name:    NIALL MARKEY
                                     -------------------------------------------
                                Title:
                                      ------------------------------------------



                                ARK FUNDS


                                By:      /S/ MICHELE DALTON
                                   ---------------------------------------------
                                Name:    MICHELE DALTON
                                     -------------------------------------------
                                Title:   VICE PRESIDENT
                                      ------------------------------------------


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                                   SCHEDULE A



         For the services provided and the expenses assumed by the Sub-Adviser under the terms of the Agreement, the Adviser shall pay to the Sub-Adviser a monthly fee at the following annual rate:

                                        Percent of
                                        Average Daily           Effective
Fund                                    Net Assets              Date
----                                    ----------              ----

ARK International Equity Portfolio      0.50%                   April 1, 2003


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